UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Oppenheimer Revenue Weighted ETF Trust

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(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
6803 South Tucson Way, Centennial, Colorado --------------------------------------------- (Address of principal executive offices)	80112-3924 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange
O Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General

Instruction A.(c), or (e) check the following box.                                                                                                                                [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General

Instruction A.(d) or (e) check the following box.                                                                                                                                [   ]

Securities Act registration statement file number to which this form

relates:                                                                                                                                                                                              333-139501

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                                                                         None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

A description of the shares of beneficial interest, no par value, of the Registrant to be registered hereunder is set forth in the Registrant’s Post-Effective Amendment No. 34, filed on October 21, 2016, to the Registration Statement on Form N-1A (Securities Act file number 333-139501 and Investment Company Act file number 811-221993) which is incorporated herein by reference. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Registrant that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Oppenheimer ESG Revenue ETF 81-3492794

Oppenheimer Global ESG Revenue ETF 81-3480754

Item 2. Exhibits

1.           a. Second Amended and Restated Agreement and Declaration of Trust (October 12, 2007) is incorporated here in by reference to the Registrant’s Registration Statement on Form N-1A as filed on February 13, 2008.

2.        a. Certificate of Trust (December 11, 2006) is incorporated herein by reference to the Registrant’s Initial Registration Statement on Form N-1A as filed on December 20, 2006.

b. Certificate of Amendment to the Certificate of Trust (December 14, 2007) is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed on February 13, 2008.

c. Certificate of Amendment to Certificate of Trust (October 12, 2010) is incorporated by reference to the Registrant’s Registration Statement on Form N-1A as filed on October 21, 2016..

d. Certificate of Amendment to the Certificate of Trust (December 16, 2015) is incorporated by reference to the Registrant’s Registration Statement on Form N-1A as filed on October 21, 2016.

3.           a. Amended and Restated By-Laws (October 12, 2007) are incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed on February 13, 2008.

b. Amendment No. 1, dated September 21, 2015, to the Amended and Restated By-Laws is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A as filed on October 28, 2015.

SIGNATURE

 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Oppenheimer Revenue Weighted ETF Trust
Date: October 21, 2016	By: /s/ John Yoder___________________ John Yoder Assistant Secretary